Exhibit 16.1

6 EAST 43rd STREET
NEW YORK. NY 10017-4650

PHONE: 212.682.1600
FAX: 212.682.1661

WWW.AMPER.COM

August 17, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Footstar Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 17, 2010, and agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

NEW JERSEY: BRIDGEWATER | EDISON | HACKENSACK | PRINCETON | WALL NEW YORK: NEW YORK | WESTCHESTER PENNSYLVANIA: PHILADELPHIA